UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  FORM 8-K
  CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported):
September 28, 2007
 NUANCE COMMUNICATIONS, INC.
  (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27038 (Commission File Number)	94-3156479 (IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets.
On September 28, 2007, Nuance Communications, Inc. (“Nuance”) acquired all of the outstanding capital stock of Commissure, Inc. (“Commissure”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among Nuance, Csonka Acquisition Corporation, (“Sub I”), Csonka Acquisition LLC (“Sub II”, and with Sub I, the “Subs”), Commissure, U.S. Bank National Association, as escrow agent, and Michael J. Mardini, as the shareholder representative. Pursuant to the terms of the Merger Agreement, Sub I was merged (the “First Step Merger”) with and into Commissure with Commissure continuing as the interim surviving corporation, and subsequently, Commissure will be merged (the “Second Step Merger” and together with the First Step Merger, the “Merger”) with and into Sub II with Sub II continuing as the surviving entity and a wholly owned subsidiary of Nuance. The aggregate consideration delivered to the former stockholders of Commissure consisted of (i) approximately 1.37 million shares of Nuance common stock and (ii) a contingent payment of up to an additional $8.0 million, in cash or shares of Nuance common stock, in the form of an earnout to be paid, if at all, over a three-year period following the closing based on the business achieving certain performance targets.
The terms of the Merger are more fully described in the Merger Agreement, filed herewith as Exhibit 2.1, and incorporated herein by reference. A copy of the press release announcing the closing of the Merger is furnished herewith as Exhibit 99.1 and also incorporated herein by reference.
Item 3.02.    Unregistered Sales of Equity Securities.
In accordance with the terms of the Merger Agreement, Nuance issued to the former stockholders of Commissure approximately 1.37 million shares of Nuance common stock. Nuance may issue additional shares in accordance with the terms of the Merger Agreement based on the business achieving certain performance targets. The issuance of shares of Nuance common stock pursuant to the Merger Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof because the issuance did not involve any public offering. Nuance has agreed to file a registration statement with the Securities and Exchange Commission to register the shares of the common stock issued to Commissure’s stockholders promptly following the closing of the Merger.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired
(1)	The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.
(b)	Pro Forma Financial Information
(1)	The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.
(c)	Shell Company Transactions

Not Applicable
(d)	Exhibits

2.1	Agreement and Plan of Merger by and among Nuance Communications, Inc., Csonka Acquisition Corporation, Csonka Acquisition LLC, Commissure, Inc., U.S. Bank National Association, as escrow agent, and Michael J. Mardini, as the shareholder representative dated as of September 28, 2007.

99.1	Press Release dated October 2, 2007 by Nuance Communications, Inc.*

*	This exhibit is “furnished” as part of this Current Report on Form 8-K and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section and may only be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 if, and to the extent, such subsequent filing specifically references this exhibit.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: October 4, 2007	By:	/s/ James R. Arnold, Jr.
James R. Arnold, Jr.
Chief Financial Officer